Exhibit 10.1

                                    AMENDMENT
                                       TO
                         TRIANGLE PHARMACEUTICALS, INC.
                            1996 STOCK INCENTIVE PLAN
                (AS AMENDED AND RESTATED THROUGH MARCH 27, 1998)

      THIS AMENDMENT is made and entered into this 18th day of May, 2001, effective as stated below, by Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Corporation").

                              W I T N E S S E T H:

      WHEREAS, the Corporation has previously adopted the Triangle Pharmaceuticals, Inc. 1996 Stock Incentive Plan, as last amended and restated through March 27, 1998 ("Plan");

      WHEREAS, Article Six, Section IV, of the Plan provides, in part, that the Board of Directors of the Corporation (the "Board") shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to stockholder approval if required by applicable laws or regulations or otherwise required by the Board;

      WHEREAS, on March 6, 2001, the Board authorized the following amendments to the Plan, subject to the approval of the stockholders of the Corporation at the 2001 annual meeting of the Corporation:

1. an increase in the number of shares of common stock reserved for issuance under the Plan by 1,500,000 shares effective January 1, 2002;

2. an increase in the number of shares of common stock reserved for issuance under the Plan by an additional 1,500,000 shares effective January 1, 2003; and

3. an increase in the number of shares covered by each automatic stock option grant to a non-employee director under the Plan as follows, effective for automatic grants made with respect to the 2001 and future annual meetings of the Corporation's stockholders: (A) upon the initial election or appointment of a non-employee director, the director will receive an option to purchase 7,500 shares of the Corporation's common stock and, during any partial year and for each full year of the term for which the director is elected or appointed, the director will receive an option to purchase an additional 7,500 shares of the Corporation's common stock , and (B) upon the re-election of a non-employee director, the director will receive an option to purchase 7,500 shares of the Corporation's Common Stock during any partial year and for each full year of the term for which the director is re-elected; and

      WHEREAS, on May 18, 2001 the stockholders of the Corporation approved such amendments at the 2001 annual meeting of the Corporation.

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      NOW, THEREFORE, the Corporation hereby amends the Plan as follows:

I. The following hereby amends and restates in its entirely Article One, Section V.A of the Plan:

            "The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed a total of 5,699,829 shares. Effective January 1, 2002, the maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be increased by 1,500,000, not to exceed a total of 7,199,829 shares and effective January 1, 2003 the maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be increased by 1,500,000, not to exceed a total of 8,699,829 shares."

II. The following hereby amends and restates in its entirety Article Five,
Section I.A. of the Plan:

      "A. GRANT DATES. Effective with the 2001 Annual Meeting, (i) on the date that each non-employee Board member is first elected or appointed to the Board, option grants shall be made to such non-employee Board member and
      (ii) on the date that each non-employee Board member is re-elected to the Board, option grants shall be made to such non-employee Board member. Each automatic option grant shall be a Non-Statutory Option. For each individual who is first elected or appointed as a non-employee Board member, the number of shares of Common Stock subject to the option shall be equal to 7,500 shares. Each non-employee Board member so elected shall, during any partial year and for each full year of the term for which the non-employee Board member is elected or appointed, also receive an option to purchase an additional 7,500 shares of Common Stock. Each non-employee Board member who is re-elected to the Board at any time after his or her initial term will receive, during any partial year and for each full year of the term for which the non-employee Board member is re-elected to the Board, an automatic grant of an option to purchase an additional 7,500 shares of Common Stock. There shall be no limit on the number of such automatic grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to becoming a non-employee Board member shall be eligible to receive one or more such annual option grants over their period of continued Board service."


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III. The following hereby amends and restates in its entirety Article Six,
Section 3.D of the Plan:

            "D. On the Plan Effective Date, 2,200,000 shares of Common Stock were available for issuance over the term of the Plan. Such authorized share reserve was comprised of the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options incorporated into the Plan and the additional shares which were otherwise available for future grant, plus an additional increase of 500,000 shares authorized by the Board and subsequently approved by the stockholders prior to the
      Section 12 Registration Date.

            On December 4, 1997, the Board adopted an amendment to the Plan (the "1997 Amendment") to effect the following changes: (i) increase the maximum number of shares of Common Stock available for issuance over the term of the Plan by an additional 1,000,000 shares, and (ii) implement an automatic share increase feature pursuant to which the number of shares of Common Stock available for issuance under the Plan automatically increased on January 1 of each of the calendar years 1999, 2000 and 2001 by an amount equal to four percent (4%) of the total number of shares of Common Stock issued and outstanding on December 31st of the immediately preceding calendar year; provided, however, that in no event did any such annual increase exceed the difference between (x) 1,000,000 shares and (y) the number of shares of Common Stock available for future option grants under the Plan on such December 31 (net of all outstanding options and unvested stock issuances). The increase under this provision was 629,723 shares effective January 1, 1999, 905,791 shares effective January 1, 2000, and 964,315 shares effective January 1, 2001, for an aggregate of 2,499,829 over this three year period.

            In addition, on March 27, 1998, the Board adopted an amendment to the Plan (the "1998 Amendment") to effect the following change: under the Automatic Option Grant Program, effective with the 1998 Annual Meeting (A) automatically grant to each individual who is first appointed or elected as a non-employee Board member an option to purchase shares of Common Stock in an amount equal to 2,000 shares of Common Stock plus 2,000 shares for any partial year and for each full year of the term for which the non-employee Board member is first appointed or elected, and (B) automatically grant to each individual who is re-elected to serve as a non-employee Board member an option to purchase 2,000 shares of Common Stock for each full year of the term for which the non-employee Board member is re-elected to the Board. The 1997 Amendment and the 1998 Amendment were approved by the stockholders of the Corporation at the 1998 Annual Meeting.

            In addition, on March 6, 2001, the Board unanimously adopted an amendment to the Plan (the "2001 Amendment") to (i) increase the maximum


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      number of shares of Common Stock available for issuance over the term of the Plan by an additional 1,500,000 shares effective January 1, 2002, (ii) increase the maximum number of shares of Common Stock available for issuance over the term of the Plan by an additional 1,500,000 shares effective January 1, 2003 and (iii) under the Automatic Option Grant Program, effective with the 2001 Annual Meeting (A) automatically grant to each individual who is first appointed or elected as a non-employee Board member an option to purchase 7,500 shares of Common Stock (B) during any partial year and for each full year of the term for which the non-employee Board member is first appointed or elected, automatically grant an option to purchase 7,500 shares of Common Stock, and (C) during each full year of the term for which the non-employee Board member is re-elected to the Board, automatically grant to each individual who is re-elected to serve as a non-employee Board member an option to purchase 7,500 shares of Common Stock. The 2001 Amendment was approved by the stockholders of the Corporation at the 2001 Annual Meeting."

IV. This Amendment does not supersede the terms and conditions of the Plan, except to the extent expressly described herein.

      IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer, all as of the day and year first above written.

                                                  TRIANGLE PHARMACEUTICALS, INC.


                                                  By: /s/ R. Andrew Finkle
                                                      --------------------------
                                                  R. Andrew Finkle
                                                  Executive Vice President,
                                                  General Counsel and Secretary


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